Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

IN8bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	42,703.475(2)	$1.41(3)	$60,211,899.75	0.00014760	$8,887.28

	Total Offering Amounts					$60,211,899.75		$8,887.28

	Total Fee Offsets							—

	Net Fee Due							$8,887.28

(1)

The shares of common stock will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)

This registration statement registers the resale of 42,703,475 shares of our common stock, par value $0.0001 per share, which consists of (i) up to 34,304,688 shares of common stock issued by us in a private placement on December 13, 2023 consisting of (a) 10,860,655 shares of our common stock, (b) 547,241 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock held by certain selling stockholders, (c) 11,434,896 shares of our common stock issuable upon the exercise of outstanding common warrants to purchase shares of our common stock held by the selling stockholders and (d) 11,434,896 shares of our common stock issuable upon the exercise of outstanding common warrants to purchase shares of our common stock held by the selling stockholders, and (ii) up to 8,398,787 shares of common stock (including shares issuable upon the exercise of convertible securities) pursuant to that certain Investors’ Rights Agreement, dated as of May 7, 2018, between us and the selling securityholders granting such holders registration rights with respect to such shares.

(3)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low price per share of the Registrant’s common stock as reported by The Nasdaq Global Market on January 5, 2024.